                         Exhibit 10(iv)
                         ______________


                       USLIFE CORPORATION
                     1991 STOCK OPTION PLAN
            (AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


The purpose of the 1991 Stock Option Plan of USLIFE Corporation (the "Plan") is to encourage and enable selected employees who are key officers of USLIFE Corporation (the "Corporation") and its subsidiary corporations upon whose judgment, initiative and efforts the Corporation is largely dependent for its business success to acquire a proprietary interest in the Corporation through the ownership of its common stock. In this Plan, the terms "employees of the Corporation", "employment by the Corporation", and "in the employ of the Corporation", shall be deemed to include employees of, employment by, and in the employ of, a "subsidiary corporation" or "parent corporation" of the Corporation, as those terms are defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

1.   The Stock

     Options granted under the Plan shall be for the purchase of shares of common stock, par value $1.00 per share, of USLIFE Corporation together with any Common Stock Purchase Rights appertaining thereto ("Common Stock"). Subject to adjustment in the number and kind of shares as hereinafter provided, not more than 1,575,000 shares of such stock shall be sold on exercise of options under the Plan (as adjusted for the September 1995 3-for-2 stock split, pursuant to paragraph 12 below). Such shares may be authorized but unissued shares or shares acquired by the Corporation and held in its treasury, as the Board of Directors may determine. Any shares in respect of which an option granted under the Plan shall have expired or terminated may again be allotted under the Plan. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable in connection with the granting of such option or the issue or purchase of shares subject thereto, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

2.   Types of Options

     The types of Original Options (as defined in paragraph 10) that may be granted under the Plan are incentive stock options (hereinafter "ISOs"), as defined under section 422 of the Code, and non-qualified stock options. Any such option, or part thereof, granted under the Plan may be designated as an ISO or a non-qualified stock option by the Committee and with the approval of the Board of Directors of the Corporation.

USLIFE CORPORATION
1991 STOCK OPTION PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


3.   Eligibility

     Options shall be granted only to employees who are key officers of the Corporation (including key officers who are directors); provided that no options may be granted to directors who are not employees or to persons who are then serving on the Executive Compensation and Nominating Committee (the "Committee").

     Under the Plan, the aggregate fair market value of the shares of Common Stock with respect to which all ISOs, including any ISOs granted after December 31, 1986 under the 1981 USLIFE Corporation Stock Option Plan (hereinafter "1981 Plan") are first exercisable by the optionee during any calendar year shall not exceed $100,000. Notwithstanding any contrary provision of either the 1981 Plan or the Plan, no ISO shall be granted to any employee who, at the time the option is granted, owns directly or indirectly within the meaning of section 424(d) of the Code more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless (a) the purchase price of shares under such option is at least 110% of the fair market value of a share of the Common Stock on the date the option is granted, and (b) the expiration date of such option is a date not later than the day preceding the fifth anniversary of the date on which the option is granted.

4.   Number of Options

     No individual shall be granted more than 112,500 options in the aggregate (as adjusted for the September 1995 3-for-2 stock split) under the Plan during any one-year period, subject to adjustment as provided in paragraph 12 below.

5.   Price

     The purchase price of shares under each option shall not be less than 100% of the fair market value of such shares at the time of grant of the option.

6.   Option Period

     The period during which each option may be exercised shall be set forth in the option, but in no event shall an option be exercisable in whole or in part (a) before the end of six
     (6) months following the date of the grant, or (b) after the expiration of ten (10) years from such date; provided, however, that a Reload Option, as such term is defined in paragraph 10, may not be exercised for a period of three (3) years from the date of the exercise of an Original Option. Each option may be exercisable in one or more installments as provided therein.

USLIFE CORPORATION
1991 STOCK OPTION PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


7.   Exercise of Option

     Except as provided in paragraphs 9 and 11 below, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Corporation and shall have been continuously so employed since the granting of the option. Payment for shares purchased must be made in full at the time of exercise. The purchase price may be paid in cash; and unless the Committee adopts a contrary resolution, the purchase price may also be paid through the delivery of shares of Common Stock owned by the employee or through a combination of cash and such shares equal to the total option price. Any shares so delivered will be valued at their fair market value on the day preceding the day of exercise and the value thereof shall not exceed the total option price. No fractional shares will be issued. The Corporation may require as a condition of the exercise of the option that the optionee will pay to the Corporation, in cash, an amount sufficient to satisfy the Corporation's obligation to withhold federal, state and local taxes with respect to the exercise of the option.

8.   Non-transferability of Option

     No option granted under the Plan to an employee shall be transferable by the employee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and such option shall be exercisable, during his or her lifetime, only by the employee.

9.   Death of Optionee

     In the event of the death of an optionee while entitled to exercise any option granted to him or her, such option shall be exercisable up to the date of expiration of the option period or within twelve months next succeeding the date of death, whichever is earlier, and then only (a) by the optionee's legal representatives or the person or persons to whom the optionee's rights under the option pass by the optionee's will or the laws of descent and distribution, and
     (b) to the extent that he or she was entitled to exercise the option at the date of his or her death.

USLIFE CORPORATION
1991 STOCK OPTION PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


10.  Reload Features

     Whenever the holder of any option (the "Original Option") outstanding under the Plan (including any Reload Option granted under the provisions of this paragraph 10) exercises the Original Option and makes payment of the option purchase price in whole or in part by delivering shares of Common Stock previously held by him or her, then the holder of that Option shall, subject to paragraph 4 above, receive a new option (the "Reload Option") for that number of additional shares of Common Stock delivered by the optionee in payment of the purchase price for the Original Option being exercised. All such Reload Options granted hereunder shall be non-qualified stock options and shall be subject to all of the following terms and conditions:

     (a) the option price per share shall be the then current fair market value per share of the Common Stock as of the date of exercise of the Original Option;

     (b) the Reload Option shall be exercisable for three (3) years from the date it vests;

     (c)  any Reload Option shall vest and be exercisable three
          (3) years from the date of its grant;

     (d) except as set forth in subparagraph (e) below, all other terms and conditions of Reload Options shall be identical to the terms and conditions of the Original
          Option; and

     (e) any and all Reload Options granted pursuant to this paragraph 10 shall be subject to the following additional conditions and restrictions:

          (i) no Reload Option shall be granted unless the shares tendered upon exercise of the Original Option in payment therefor have been held by the optionee for a period of more than six (6) months prior to the exercise of the Original Option; and

          (ii) if any of the shares of Common Stock which are issued upon exercise of the Original Option are sold within three (3) years following the exercise of the Original Option, then the Reload Option shall immediately terminate and the optionee shall have no further rights with respect to that Reload Option.

USLIFE CORPORATION
1991 STOCK OPTION PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


11.  Continuation of Employment

     Each option, to the extent it shall not have been exercised, shall terminate when the employment of the optionee terminates for any reason other than death, disability or retirement either after age 65, or prior thereto with the consent of the Board of Directors under a pension, profit sharing, long-term disability or similar plan of his or her employer. In the event of termination of employment because of such retirement or disability, the employee's options shall terminate on the date of expiration of the option period and may be exercised as though the optionee had remained in the employ of the Corporation until the termination of the option except as the Committee may provide. Nothing contained in the Plan or in any option granted pursuant to the Plan shall confer on any optionee any right to be continued in the employ of the Corporation.

12.  Dilution or Other Adjustments

     In the event that the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or otherwise, the Board of Directors shall make appropriate adjustment in the number or kind of shares or securities available for option pursuant to the Plan and subject to any option, and the purchase price therefor. The determination of the Board of Directors as to such adjustments shall be conclusive. In the case of any stock split or stock dividend, such adjustments shall be self-operative and shall not require any specific action by the Corporation's Board of Directors to effectuate the same.

13.  Effective Date and Termination of the Plan

     The Plan was authorized by the Board of Directors effective as of May 21, 1991, subject to and conditioned upon approval of the holders of a majority of the Corporation's then outstanding shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Cumulative Preferred Stock and any other class or series of stock which is entitled to vote with the holders of the Common Stock, all voting as a single class. The Board of Directors may in its discretion terminate the Plan with respect to any shares for which options have not theretofore been granted. No option may be granted hereunder after May 20, 2001.

USLIFE CORPORATION
1991 STOCK OPTION PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


14.  Effect of a Change in Control on Options

     "Change in Control" shall mean (i) a merger or consolidation to which the Corporation is a party and for which the approval of any shareholders of the Corporation is required;
     (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (iii) a sale or transfer of substantially all of the assets of the Corporation; or (iv) a liquidation or reorganization of the Corporation. In the event of a Change in Control then all outstanding options, including Original Options and Reload Options, which have been held by the optionee for at least six (6) months from the date of their grant shall vest and become immediately exercisable and the restrictions contained in paragraph 10(c) and paragraph 10(e)(ii) shall no longer apply.

15.  Administration and Amendment to the Plan

     The Plan shall be administered by the Committee as appointed from time to time by the Board of Directors from among its members, none of whom shall be eligible to be granted stock options under the Plan and each of whom shall be (a) a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended (the "'34 Act") and (b) an "outside director" within the meaning of Section 162(m)(4) of the Code. Subject to and within the limitations provided in the Plan, the Committee shall grant options under the Plan on such terms and conditions as the Committee shall deem appropriate. The Committee from time to time may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on the Corporation and on all participants, and other persons eligible to participate, in the Plan. The Committee may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend the Plan in such respect as the Committee may deem appropriate; provided, however, that no such amendment shall be made, which would, without approval of the holders of a majority of the Corporation's outstanding shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and any other class or series of stock which is entitled to vote with the holders of the Common Stock, all voting as a single class:

     (a) materially modify the eligibility requirements for receiving options or change the class of employees to whom options may be granted;

     (b)  materially increase the number of shares of Common
          Stock which may be issued pursuant to options;

     (c) reduce the minimum purchase price for option shares as set forth in paragraph 5 above;

     (d)  extend the period of granting options; or

USLIFE CORPORATION
1991 STOCK OPTION PLAN
(AS AMENDED EFFECTIVE SEPTEMBER 1, 1995)


     (e) materially increase in any other way the benefits accruing to optionees.

     No amendment, suspension or termination of the Plan may, without the optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to an optionee under the Plan. The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to (a) permit the granting of options meeting the requirements of future amendments, if any, to the Code or future regulations issued thereafter and (b) ensure that options granted or to be granted hereunder meet the requirements of Rule 16b-3 of the '34 Act for exemption from the provisions of Rule 16b-3 thereunder, as such rule may hereinafter be amended.